CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

     We consent to the use and inclusion on Post Effective Amendment to Registration Statement on Form SB-2 dated September 20, 2005, of Pipeline Data Inc., of our report dated March 29, 2005 with respect to the financial statements of Pipeline Data, Inc. for the years ended December 31, 2004 and 2003.





/s/ Drakeford & Drakeford, LLC
    Certified Public Accountants
    September 20, 2005